Exhibit 99.1

  AMCOL INTERNATIONAL (NYSE: ACO) REPORTS 40 PERCENT INCREASE IN FOURTH QUARTER
                      DILUTED EARNINGS PER SHARE OVER 2004

    ARLINGTON HEIGHTS, Ill., Jan. 20 /PRNewswire-FirstCall/ -- AMCOL International Corp. (NYSE: ACO) today reported fourth quarter net income of $8.6 million, or $.28 per diluted share. This is compared with $6.3 million, or $.20 per diluted share in the prior year's quarter. AMCOL reported net sales of $134.6 million for the quarter ended December 31, 2005, compared with $113.2 million for the same period in 2004. Operating profit grew to $9.7 million compared with $7.3 million in the prior-year period.

    For the year-end period ended December 31, 2005, net income was $41.2 million, or $1.33 per diluted share, which included $0.15 from discontinued operations. Net income for the year-ended December 31, 2004 was $31.6 million, or $1.03 per diluted share, including $0.14 per share benefit from tax related adjustments. Net sales were $ 535.9 million compared with $461.8 million in the prior-year period. Operating profit was $47.3 million compared with $36.0 million for the 2004 period.

    Larry Washow, president and chief executive officer said, "Overall, we had a very good fourth quarter -- revenue grew 19 percent on strong performances, especially from our environmental segment. Demand in Asia/Pacific and Eastern Europe for our products remains solid and bodes well for continuing success in 2006. This quarter did present us with some immediate challenges in the minerals segment -- continued record high oil and natural gas prices, logistic problems and rising raw material costs."

    Washow continued, "AMCOL's 2005 performance was strong as we continued to advance towards global leadership in specialty minerals. Our portfolio of businesses and leading brands across the world showed growth in every segment. Our environmental segment improved margins over 2004, and our minerals segment continued to contribute significant revenues and income. Building on our excellent fourth quarter and year-end results AMCOL enters 2006 in position for another good year."

    FINANCIAL OVERVIEW

    Operating Results

    Fourth quarter net sales increased by approximately 19 percent over the 2004 fourth quarter. The environmental segment contributed a majority of the growth, however, the minerals and transportation segments also delivered double-digit gains. Base businesses contributed all of the sales growth over the prior-year quarter. Regional sales distribution for the fourth quarter was 67 percent for the Americas; 24 percent for Europe and the Middle East; and 9 percent for Asia/Pacific.

    Gross margin for the quarter was 25 percent compared with 24 percent in the prior-year quarter.

    General, selling and administrative expenses increased by $4.0 million in the 2005 fourth quarter. Corporate segment expenses were the primary cause for the growth over the prior-year quarter. R&D expenses were approximately $1.5 million in the fourth quarter of 2005 and 2004.

    Operating profit improved by approximately 33 percent over the 2004 fourth quarter. Operating margin for the quarter was 7 percent compared with 6 percent in the prior- year period.

    The effective tax rate for the quarter was 21% compared with 17% in the fourth quarter of 2004. The Company recorded a charge for taxes of approximately $0.6 million on foreign dividends repatriated in the 2005 period. The charge was more than offset by increases in estimates for deductions such as depletion, research & development and lower effective tax rates in foreign locations.

    Minority interest and joint venture income contributed approximately $.03 per share in the 2005 fourth quarter compared with $.01 per share in the prior-year period.

    The weighted average number of common and common equivalent shares outstanding at December 31, 2005 and 2004 was 30.8 million.

    Financial Position

    Long-term debt amounted to $34.8 million at December 31, 2005 compared with $34.3 million at December 31, 2004. Debt represented 12 percent of total capitalization at December 31, 2005, compared with 13 percent at December 31, 2004. Cash and cash equivalents were $16.0 million at December 31, 2005, compared with $17.6 million at the end of 2004.

    Working capital increased to $148.6 million at December 31, 2005 from $129.4 million at December 31, 2004 primarily due to increased inventory and accounts receivable levels, which also had the effect of increasing the current ratio to 3.4-to-1 versus 3.1-to-1.

    Cash flow generated from operating activities increased to $37.0 million for year-end 2005 as compared with $17.4 million for the prior-year largely due to lower working capital growth and increased income from continuing operations.

    Capital expenditures amounted to $27.4 million for year-ended 2005, compared with $21.6 million for the prior-year period. Acquisitions accounted for $2.0 million of investing activities in 2005 compared with $13.3 million in 2004.

    Through the year-ended December 31, 2005, AMCOL repurchased 105 thousand shares of its common stock at an aggregate cost of $2.0 million, or an average price of $18.71 per share. The Board of Directors approved a stock repurchase authorization of $10 million in May 2004 of which $8.0 million remains available for stock repurchases.

    Certain statements contained in this press release constitute "forward-looking statements" made in reliance upon the safe harbor contained in
Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those relating to anticipated growth. AMCOL's actual results for such periods may materially differ due to a variety of factors. Such factors include actual growth in AMCOL's various markets; utilization of AMCOL's various plants, operating costs; raw material prices; weather; currency exchange rates and devaluations; delays in development, production and marketing of new products; integration of acquired businesses; and other factors set forth from time to time in AMCOL's Form 10-K and other reports filed with the SEC. Any of these factors could cause AMCOL's actual results to differ materially from those described in the forward-looking statements.

    AMCOL International Corporation, headquartered in Arlington Heights, Ill., produces and markets a wide range of specialty mineral products used for industrial, environmental and consumer-related applications. AMCOL is the parent of American Colloid Co., CETCO (Colloid Environmental Technologies Co.), Volclay International, Nanocor and the transportation operations, Ameri-co Carriers, Inc. and Nationwide Freight Service, Inc. AMCOL's common stock is traded on the New York Stock Exchange under the symbol ACO.

    AMCOL will hold an audio Webcast at 11 a.m. EST today with Larry Washow, Gary Castagna and Jennifer Melsheimer to discuss additional details regarding the Company's performance for the quarter and other forward-looking information. The session may be accessed at http://www.amcol.com. The Webcast will be available for replay through the close of business on Friday, January 27, 2006 at which time a transcript of the Webcast will be posted on the AMCOL website.

                AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLDIATED BALANCE SHEETS (unaudited)
                                 (In thousands)

                                         December 31,    December 31,
                                             2005            2004
                                         ------------    ------------
                                         (unaudited)          *
ASSETS
Current assets:
 Cash                                    $     15,997    $     17,594
 Accounts receivable, net                     102,080          88,342
 Inventories                                   77,928          63,882
 Prepaid expenses                               6,595           7,111
 Income taxes receivable                        4,799           9,126
 Current deferred tax assets                    3,698           4,293
 Assets held for sale                             402             752
  Total current assets                        211,499         191,100

Investment in and advances to joint
 ventures                                      19,730          15,023

Property, plant, equipment, and
 mineral rights and reserves:
  Land and mineral rights                      12,661          12,019
  Depreciable assets                          252,430         247,280

                                              265,091         259,299
Less: accumulated depreciation                165,127         165,658

                                               99,964          93,641
Other assets:
 Goodwill                                      20,644          19,225
 Intangible assets, net                         3,009           3,802
 Deferred tax assets                            4,579           6,444
 Other assets                                   9,294           7,207

                                               37,526          36,678
                                         $    368,719    $    336,442

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                             24,722          25,474
  Accrued liabilities                          38,221          36,207
   Total current liabilities                   62,943          61,681

Long-term debt                                 34,838          34,295

Minority interests in subsidiaries                259               5
Deferred compensation                           7,045           5,872
Other liabilities                              14,588          12,655

                                               21,892          18,532
Stockholders' equity:
 Common stock                                     320             320
 Additional paid in capital                    72,194          69,763
 Retained earnings                            184,315         154,366
 Accumulated other comprehensive
  income                                        8,644          14,905

                                              265,473         239,354

Less:  Treasury stock                          16,427          17,420

                                              249,046         221,934
                                         $    368,719    $    336,442

                         AMCOL INTERNATIONAL CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (In thousands, except per share data)

                                             Twelve months ended              Three months ended
                                                 December 31,                    December 31,
                                         ----------------------------    ----------------------------
                                             2005            2004            2005            2004
                                         ------------    ------------    ------------    ------------
Continuing Operations
Net sales (1)                            $    535,924    $    461,778    $    134,602    $    113,208
Cost of sales                                 398,001         343,210         101,024          86,055
 Gross profit (1)                             137,923         118,568          33,578          27,153
General, selling and
 administrative
 expenses (1)                                  90,592          82,584          23,902          19,871

 Operating profit                              47,331          35,984           9,676           7,282
Other income
 (expense):
 Interest expense, net                         (1,660)           (826)           (465)           (239)
 Other, net                                      (393)            (86)            438              69
                                               (2,053)           (912)            (27)           (170)
 Income before income
  taxes and equity
   in income of joint
    ventures                                   45,278          35,072           9,649           7,112
Income tax expense
 (benefit)                                     11,710           4,687           2,051           1,214
 Income before equity in
  income of joint ventures                     33,568          30,385           7,598           5,898
Income from joint ventures                      2,912           1,180             970             375
 Income from continuing
  operations                                   36,480          31,565           8,568           6,273

Discontinued Operations
Gain on 2000 disposal (including
 income tax benefits of
 $5,255 in 2005)                                4,755               -               -               -
Income from
 discontinued
 operations                                     4,755               -               -               -

Net income                               $     41,235    $     31,565    $      8,568    $      6,273

Weighted average common
 shares outstanding                        29,525,033      29,140,892      29,632,710      29,230,659

Weighted average common
 and common equivalent
 shares outstanding                        30,803,138      30,702,861      30,771,683      30,836,292

Basic earnings per share:
 Continuing operations                   $       1.24    $       1.08    $       0.29    $       0.22
 Discontinued operations:
  Gain on disposal                               0.16               -               -               -
                                                 0.16               -               -               -
Net income                               $       1.40    $       1.08    $       0.29    $       0.22

Diluted earnings per share:
 Continuing operations                   $       1.18    $       1.03    $       0.28    $       0.20
 Discontinued operations:
  Gain on disposal                               0.15               -               -               -
                                                 0.15               -               -               -
Net income                               $       1.33    $       1.03    $       0.28    $       0.20

Dividends declared per
 share                                   $       0.38    $       0.32    $       0.10    $       0.09

                       AMCOL INTERNATIONAL CORPORATION
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                                 (In thousands)

                                                       Twelve months ended
                                                           December 31,
                                                   ----------------------------
                                                       2005            2004
                                                   ------------    ------------
Cash flow from operating activities:

 Income from continuing operations                 $     36,480    $     31,565

 Adjustments to reconcile income from
  continuing operations to net cash:
 provided by (used in) operating activities:
  Depreciation, depletion, and amortization              19,658          20,124
  Changes in assets and liabilities, net of
   effects of acquisitions:
    Increase in current assets                          (20,071)        (44,548)
    Increase in noncurrent assets                          (497)         (1,893)
    Increase (decrease) in current liabilities              776           8,872
    Increase (decrease) in noncurrent liabilities         3,260           1,209
    Other                                                (2,641)          2,058
     Net cash provided by (used in) operating
      activities                                         36,965          17,387

Net cash provided by discontinued operations              4,755           8,625

Cash flow from investing activities:
 Acquisition of land, mineral rights, and
  depreciable assets                                    (27,393)        (21,627)
 Acquisitions, net of cash                               (1,977)        (13,333)
 Other                                                    2,308             280
      Net cash provided by (used in) investing
       activities                                       (27,062)        (34,680)
Cash flow from financing activities:

 Net change in outstanding debt                             (26)         20,490
 Proceeds from sales of treasury stock                    1,397           1,090
 Purchases of treasury stock                             (1,965)         (2,879)
 Dividends paid                                         (11,286)         (9,377)
      Net cash provided by (used in) financing
       activities                                       (11,880)          9,324

Effect of foreign currency rate changes on cash          (4,375)          3,413
Net increase (decrease) in cash and cash
 equivalents                                             (1,597)          4,069
Cash and cash equivalents at beginning of period         17,594          13,525
Cash and cash equivalents at end of period         $     15,997    $     17,594

                         AMCOL INTERNATIONAL CORPORATION
                           SEGMENT RESULTS (unaudited)
                                 (In thousands)

Minerals

                                                 Twelve months ended December 31,
                            ---------------------------------------------------------------------------
                                      2005                      2004                 2005 vs. 2004
                            -----------------------   -----------------------   -----------------------
                                                       (Dollars in Thousands)
Net sales(1)                $  295,686        100.0%  $  264,167        100.0%  $   31,519         11.9%
Cost of sales                  237,016         80.2%     211,228         80.0%
 Gross profit(1)                58,670         19.8%      52,939         20.0%       5,731         10.8%
General, selling
 and administrative
 expenses(1)                    22,268          7.5%      22,307          8.4%         (39)        -0.2%
Operating profit                36,402         12.3%      30,632         11.6%       5,770         18.8%

Environmental

                                                 Twelve months ended December 31,
                            ---------------------------------------------------------------------------
                                      2005                      2004                 2005 vs. 2004
                            -----------------------   -----------------------   -----------------------
                                                       (Dollars in Thousands)
Net sales(1)                $  210,846        100.0%  $  172,723        100.0%  $   38,123         22.1%
Cost of sales                  137,526         65.2%     111,565         64.6%
 Gross profit(1)                73,320         34.8%      61,158         35.4%      12,162         19.9%
General, selling
 and administrative
 expenses(1)                    44,297         21.0%      40,636         23.5%       3,661          9.0%
Operating profit                29,023         13.8%      20,522         11.9%       8,501         41.4%

Transportation

                                                 Twelve months ended December 31,
                            ---------------------------------------------------------------------------
                                      2005                      2004                 2005 vs. 2004
                            -----------------------   -----------------------   -----------------------
                                                       (Dollars in Thousands)
Net sales                   $   49,708        100.0%  $   40,650        100.0%  $    9,058         22.3%
Cost of sales                   43,775         88.1%      36,179         89.0%
 Gross profit                    5,933         11.9%       4,471         11.0%       1,462         32.7%
General, selling
 and administrative
 expenses                        3,216          6.5%       2,751          6.8%         465         16.9%
Operating profit                 2,717          5.4%       1,720          4.2%         997         58.0%

Corporate

                                                 Twelve months ended December 31,
                                         -------------------------------------------------
                                            2005         2004           2005 vs. 2004
                                         ----------   ----------   -----------------------
                                                       (Dollars in Thousands)
Intersegment shipping sales              $  (20,316)  $  (15,762)
Intersegment shipping costs                 (20,316)     (15,762)
 Gross profit                                     -            -
Corporate general, selling
 and administrative expenses                 17,190       13,244        3,946         29.8%
Nanocomposite business
 development expenses                         3,621        3,646          (25)        -0.7%
Operating loss                              (20,811)     (16,890)      (3,921)        23.2%

                         AMCOL INTERNATIONAL CORPORATION
                           SEGMENT RESULTS (unaudited)
                                 (In thousands)

Minerals

                                                  Three months ended December 31,
                            ---------------------------------------------------------------------------
                                      2005                      2004                 2005 vs. 2004
                            -----------------------   -----------------------   -----------------------
                                                       (Dollars in Thousands)
Net sales(1)                $   73,043        100.0%  $   65,666        100.0%  $    7,377         11.2%
Cost of sales                   59,673         81.7%      53,639         81.7%
 Gross profit(1)                13,370         18.3%      12,027         18.3%       1,343         11.2%
General, selling
 and administrative
 expenses(1)                     5,227          7.2%       5,255          8.0%         (28)        -0.5%
Operating profit                 8,143         11.1%       6,772         10.3%       1,371         20.2%

Environmental

                                                  Three months ended December 31,
                            ---------------------------------------------------------------------------
                                      2005                      2004                 2005 vs. 2004
                            -----------------------   -----------------------   -----------------------
                                                       (Dollars in Thousands)
Net sales(1)                $   53,631        100.0%  $   41,313        100.0%  $   12,318         29.8%
Cost of sales                   34,893         65.1%      27,295         66.1%
 Gross profit(1)                18,738         34.9%      14,018         33.9%       4,720         33.7%
General, selling
 and administrative
 expenses(1)                    12,477         23.3%       9,518         23.0%       2,959         31.1%
Operating profit                 6,261         11.6%       4,500         10.9%       1,761         39.1%

Transportation

                                                  Three months ended December 31,
                            ---------------------------------------------------------------------------
                                      2005                      2004                 2005 vs. 2004
                            -----------------------   -----------------------   -----------------------
                                                       (Dollars in Thousands)
Net sales                   $   12,904        100.0%  $   10,281        100.0%  $    2,623         25.5%
Cost of sales                   11,434         88.6%       9,173         89.2%
 Gross profit                    1,470         11.4%       1,108         10.8%         362         32.7%
General, selling
 and administrative
 expenses                          797          6.2%         748          7.3%          49          6.6%
Operating profit                   673          5.2%         360          3.5%         313         86.9%

Corporate

                                                  Three months ended December 31,
                                         -------------------------------------------------
                                            2005         2004           2005 vs. 2004
                                         ----------   ----------   -----------------------
                                                       (Dollars in Thousands)
Intersegment shipping sales              $   (4,976)  $   (4,052)
Intersegment shipping costs                  (4,976)      (4,052)
 Gross profit                                     -            -
Corporate general, selling
 and administrative expenses                  4,371        3,426          945         27.6%
Nanocomposite business
development expenses                          1,030          924          106         11.5%
Operating loss                               (5,401)      (4,350)      (1,051)        24.2%

(1) Beginning in the quarter ended March 31, 2005, the Company began reporting certain expenses related to product liability, warranty and royalty expenses in selling, general and administrative expenses rather than as deductions from sales. Thus, for the 2004 periods reported herein, these deductions have been reclassified to conform to the current year financial statement presentation. This change in financial statement presentation did not impact reported net income or earnings per share.

SOURCE  AMCOL International Corp.
    -0-                             01/20/2006
    /CONTACT: Jennifer Melsheimer, Investor Relations Manager of AMCOL International Corp., +1-847-394-8730 /
    /Web site:  http://www.amcol.com /
    (ACO)